EXHIBIT 3(i)


                               RESTATED

                       ARTICLES OF INCORPORATION

                                  OF

                       WERNER ENTERPRISES, INC.



                             ARTICLE I.

     The name of the corporation is WERNER ENTERPRISES, INC. and the effective date of its incorporation is September 14, 1982.


                             ARTICLE II.

     The period of the corporation's duration is perpetual.


                             ARTICLE III.

     The  purpose  for  which this corporation is  organized  is  to conduct any and all lawful business for which corporations  may  be organized under the Nebraska Business Corporation Act.


                              ARTICLE IV.

     The  corporation  shall have and exercise all powers and rights conferred  upon  corporations by the Nebraska Business  Corporation

 Act  and  any  enlargement of such powers conferred  by  subsequent legislative  acts; and, in addition thereto, the corporation  shall have  and  exercise  all powers and rights,  not  otherwise  denied corporations  by  the  laws  of  the  State  of  Nebraska,  as  are

 necessary,  suitable,  proper,  convenient  or  expedient  to   the

 attainment of the purposes set forth in Article III above.


                              ARTICLE V.

     The  aggregate  number  of  shares of common stock  which  this corporation  shall  have authority to issue is 200,000,000  shares,

 having a par value of $0.01 each.

     All  transfers of the shares of this corporation shall be  made

 in   accordance  with  the  provisions  of  the  By-Laws   of   the

 corporation.

                              ARTICLE VI.

     No  shareholder  of the corporation shall have  any  preemptive right  to  purchase, subscribe for, or otherwise acquire shares  or other  securities  of  the corporation, whether  now  or  hereafter authorized or issued.

                              ARTICLE VII.

     In  the  absence  of  fraud, no  contract or other  transaction between  the  corporation and any other person, corporation,  firm,

 syndicate,  association, partnership, or  joint  venture  shall  be wholly or partially invalidated or otherwise affected by reason  of the  fact  that  one or more of the directors or officers  of  such other  corporation, firm, syndicate or association,  or  member  of such  partnership or joint venture, or are pecuniarily or otherwise interested  in  such  contractual transaction, provided,  that  the fact  such,  director  or  directors  of  the  corporation  are  so situated  or  so  interested or both, shall be disclosed  or  shall have  been known to the Board of Directors of the corporation.  Any director or directors of the corporation who is also a director  or

 officer   of   such   other  corporation,   firm,   syndicate,   or

 association, or a member of such partnership, or joint venture,  or

 pecuniarily   or   otherwise  interested  in   such   contract   or

 transaction,  may  be counted for the purpose  of  determining  the existence  of a quorum at any meeting of the Board of Directors  of

 the  corporation  which  shall  authorize  any  such  contract   or

 transaction, and in the absence of fraud, and as long  as  he  acts in  good faith, any such director may vote thereat to authorize any such  contract or transaction, with like force and effect as if  he were  not  a  director or officer of such other corporation,  firm,

 syndicate,  or  association, or a member  of  such  partnership  or joint  venture,  or  pecuniarily or otherwise  interested  in  such contract or transaction.



                             ARTICLE VIII.

     To  the  fullest  extent  permitted  by  law,  the  corporation shall  indemnify any person  who was or is a party or is threatened to  be  made  a  party  to  any threatened, pending,  or  completed

 action,    suit    or   proceeding,   whether   civil,    criminal,

 administrative,  arbitrative, or investigative, whether  formal  or informal,  including, to the extent permitted by law, an action  by or  in the right of the corporation, by reason of the fact that  he is  or  was a director or officer of the corporation, or is or  was serving at the request of the corporation as a director, officer, partner, member of a limited liability company, trustee, employee,

 or  agent  of another domestic or foreign corporation, partnership,

 limited  liability company, joint venture, trust, employee  benefit plan,  or other entity, against any obligation to pay any judgment,

 settlement,  penalty,  or fine (including an  excise  tax  assessed with  respect  to an employee benefit plan) and expenses,  actually and  reasonably  incurred by him in connection  with  such  action,

 suit,  or  proceeding,  except  liability  for  (i)  receipt  of  a financial  benefit to which he is not entitled, (ii) an intentional infliction  of  harm on the corporation or its shareholders,  (iii)

 in  the  case  of  a  current or former director,  a  violation  of

 Nebraska   Revised  Statute   21-2096,  or  (iv)   an   intentional

 violation of criminal law.

     To  the  extent  permitted by law, the corporation  shall  have the  power  to  purchase and maintain insurance on  behalf  of  any person  who  is or was a director, officer, employee, or  agent  of the  corporation  against any liability asserted  against  him  and incurred  by him in such capacity or arising out of his  status  as such,  whether  or  not the corporation would  have  the  power  to indemnify him against such liability.

     The  indemnity  provided for by this Article VIII shall not  be deemed  to  be  exclusive  of  any  other  rights  to  which  those indemnified may be otherwise entitled, nor shall the provisions  of this  Article  VIII  be  deemed to prohibit  the  corporation  from extending  its indemnification to cover other persons or activities to  the  extent  permitted by law or pursuant to any provisions  in the  By-Laws, by a resolution of the directors or shareholders,  or a contract.


                       ARTICLE VIII. SECTION A.

     A  director  of  the  corporation shall not be  liable  to  the corporation  or its stockholders for money damages for  any  action taken,  or  any  failure to take any action, as a director,  except liability for: (i) The amount of a financial benefit received by  a director  to  which he or she is not entitled;  (ii) An intentional

 infliction  of harm on the corporation or the stockholders;   (iii)

 A  violation  of  Nebraska Revised Statutes  21-2096;  or  (iv)  An

 intentional violation of criminal law.

     No  amendment to  or repeal of this Article shall apply  to  or have  any  effect  on  the liability or alleged  liability  of  any director of the Corporation for or with respect to any acts or omissions of such director occurring prior to such amendment or

 repeal.   If the Nebraska  Business  Corporation  Act is  hereafter

 amended  to  authorize  the further  elimination  or  limitation of liability of directors,  then the  liability of directors  shall be

 eliminated  or  limited   to  the  full  extent  authorized  by the

 Nebraska Business Corporation Act  as so amended.


                              ARTICLE IX.

     The property, business and affairs of the corporation shall  be managed  and controlled by the Board of Directors.  The  number  of directors of the corporation shall be set forth in the By-Laws.


                              ARTICLE X.

     The  Board of  Directors of the Corporation may be divided into two  or three classes, each class to consist of not less than  two,

 nor  more than five, directors, and to be as nearly equal in number as  possible.  The number of classes of directors and the terms  of office  for directors in each such class shall be set forth in  the

 Bylaws of the Corporation.

     Any  vacancy  in the  office of a director shall be  filled  by the  vote  of the remaining directors, even if less than a  quorum,

 or  by  the  sole remaining director.  The director  class  of  any directors  chosen  to  fill vacancies shall be  designated  by  the

 Board  and such directors shall hold office until the next election of  directors  of  the class of which they are a member  and  until their successors shall be elected and qualified.

     Any  newly created  directorship resulting from any increase in the  number  of directors may be filled by the Board of  Directors,

 acting by a majority of the directors then in office, even if  less

 than  a  quorum,  or  by a sole remaining director.   The  director

 class  of  any directors chosen to fill newly created directorships shall  be  designated  by the Board and such directors  shall  hold office  until the next election of directors of the class of  which they  are a member and until their successors shall be elected  and qualified.


                              ARTICLE XI.

      The   street   address  of  the  registered  office   of   the

 corporation  is 14507 Frontier Rd., Omaha, NE 68138, and  the  name and  address  of its registered agent is Robert E. Synowicki,  Jr.,

 14507 Frontier Rd., Omaha, NE 68138.

     The  foregoing  Restated  Articles  of Incorporation  supersede the  original Articles of Incorporation of the corporation, and all amendments thereto.



      Dated at Omaha, Nebraska on this 8th day of May, 2007







                                   /s/ James L. Johnson
                                   ______________________________
                                   James L. Johnson,
                                   Secretary